EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sears Holdings Corporation of our report dated March 4, 2005, relating to the consolidated financial statements and schedule of Kmart Holding Corporation and subsidiaries appearing in the Sears Holdings Corporation’s Annual Report on Form 10-K for the year ended February 3, 2007.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Troy, Michigan

March 27, 2007